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                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-3
(File No. 333-     ) of our report dated March 27, 1996, on our audit of the
consolidated financial statements of Integrated Systems, Inc. and the incorporation by reference in this registration statement of our report dated March 27, 1996 on the financial statement schedule of Integrated Systems, Inc. appearing in the Company's 1996 Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."

                                          COOPERS & LYBRAND L.L.P.

San Jose, California
April 11, 1996